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          OFFER TO EXCHANGE SHARES OF COMMON STOCK OF INTERLOGIX, INC.
           (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE COMMON STOCK)
                                      FOR
$19.43, IN CASH, AND THAT NUMBER OF SHARES OF COMMON STOCK, PAR VALUE $0.06 PER
                                     SHARE,
            OF GENERAL ELECTRIC COMPANY EQUAL TO THE EXCHANGE RATIO
          (AS DETERMINED IN THE PROSPECTUS, DATED DECEMBER 28, 2001),
   HAVING A COMBINED VALUE OF $38.86 PER INTERLOGIX, INC. SHARE ACCEPTED FOR
                              EXCHANGE OR PAYMENT

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, JANUARY 28, 2002, UNLESS THE OFFER IS EXTENDED.

                                                               December 28, 2001

To Our Clients:

    Enclosed for your consideration are the Prospectus, dated December 28, 2001 (the "Prospectus"), and the related Letter of Transmittal (which, together with the Prospectus, including any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Margaret
Acquisition, Inc. ("Acquisition Sub"), a Delaware corporation and a wholly owned subsidiary of General Electric Company, a New York corporation ("GE," and together with Acquisition Sub, the "Acquiror"), to (i) exchange that number of shares of common stock, par value $0.06 per share, of GE ("GE Common Shares") equal to the Exchange Ratio (as determined in the Prospectus), and (ii) pay $19.43, in cash, for a combined value of $38.86, for each outstanding share of common stock, par value $0.01 per share (the "Common Stock"), including the associated rights to purchase Common Stock (the "Rights," and together with the Common Stock, the "Interlogix Shares") of Interlogix, Inc., a Delaware corporation ("Interlogix"), upon the terms and subject to the conditions of the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of December 17, 2001, by and among GE, Acquisition Sub and Interlogix (the "Merger Agreement"). The Merger Agreement provides, among other things, that following the completion of the Offer and the satisfaction or waiver, if permissible, of all conditions set forth in the Merger Agreement and in accordance with the Delaware General Corporation Law, Interlogix will be merged with and into Acquisition Sub (the "Merger"), with Acquisition Sub surviving the Merger as a wholly owned subsidiary of GE.

    WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF INTERLOGIX SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH INTERLOGIX SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER INTERLOGIX SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish us to tender any or all of the Interlogix Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is invited to the following:

1. The consideration you will receive is the sum of that number of GE Common Shares equal to the Exchange Ratio (as defined and determined in the Prospectus), and $19.43, in cash, having an aggregate value of $38.86 per Interlogix Share accepted for payment or exchange.

2.  The Offer is being made for all outstanding Interlogix Shares.

3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, January 28, 2002, unless the Offer is extended.
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4.  The Offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the expiration of the Offer that number of Interlogix Shares which represent at least a majority of the total Interlogix Shares outstanding on a fully diluted basis, and (2) the expiration or termination of any and all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and similar statutes or regulations of foreign jurisdictions applicable to the Offer and the Merger. The Offer is subject to various other conditions set forth in the Prospectus, which you should review in detail. The Offer is not conditioned upon GE or Acquisition Sub obtaining financing.

5. The Interlogix board of directors has unanimously (1) determined that the Offer, the Merger and the Merger Agreement are fair to, and in the best interests of, the Interlogix stockholders, (2) approved the Merger, the Offer and the Merger Agreement, and (3) recommends that the Interlogix stockholders accept the Offer and tender their Interlogix Shares pursuant thereto and approve and adopt the Merger Agreement.

6. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax and 30% of any reportable payments to such stockholder or other payee may be withheld pursuant to the Offer.

7. The Acquiror will pay all stock transfer taxes, if any, applicable to the transfer or sale of Interlogix Shares to Acquiror or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    The Offer is made solely by the Prospectus and the related Letter of Transmittal and any supplements and amendments thereto. Except as disclosed in the Prospectus, GE and Acquisition Sub are not aware of any state in which the making of the Offer or the acceptance of Interlogix Shares pursuant to the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If GE or Acquisition Sub become aware of any valid state statute prohibiting the making of the Offer or the acceptance of Interlogix Shares pursuant to the Offer, GE and Acquisition Sub will make a good faith effort to comply with any such state statute. If, after such good faith effort, GE and Acquisition Sub cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Interlogix Shares residing in any such jurisdiction. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of GE and Acquisition Sub by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of your Interlogix Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instruction form to us is enclosed. If you authorize the tender of your Interlogix Shares, all your Interlogix Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

                                       2
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                        INSTRUCTIONS WITH RESPECT TO THE
          OFFER TO EXCHANGE SHARES OF COMMON STOCK OF INTERLOGIX, INC.
           (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE COMMON STOCK)
                                      FOR
$19.43, IN CASH, AND THAT NUMBER OF SHARES OF COMMON STOCK, PAR VALUE $0.06 PER
                                     SHARE,
            OF GENERAL ELECTRIC COMPANY EQUAL TO THE EXCHANGE RATIO
          (AS DETERMINED IN THE PROSPECTUS, DATED DECEMBER 28, 2001),
   HAVING A COMBINED VALUE OF $38.86 PER INTERLOGIX, INC. SHARE ACCEPTED FOR
                              EXCHANGE OR PAYMENT

    The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated December 28, 2001 (the "Prospectus") and the related Letter of Transmittal (which, together with the Prospectus, including any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by the Acquiror to (i) exchange that number of shares of common stock, par value $0.06 per share, of GE ("GE Common Shares") equal to the Exchange Ratio (as defined and determined in the Prospectus), and (ii) pay $19.43, in cash, for a combined value of $38.86, for each outstanding share of common stock, par value $0.01 per share (the "Common Stock"), including the associated rights to purchase Common Stock (together with the Common Stock, the "Interlogix Shares") of Interlogix, Inc., a Delaware corporation ("Interlogix"), upon the terms and subject to the conditions of the Offer.

    This will instruct you to tender the number of Interlogix Shares indicated below (or if no number is indicated below, all Interlogix Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Account Number: ________________________________________________________________

Numbers of Interlogix Shares to be Tendered*: ___________ shares of Common Stock
Dated: ___________________, 200_

SIGN HERE

________________________________________________________________________________
Signature(s)

________________________________________________________________________________
Please Print Name

________________________________________________________________________________
Address

________________________________________________________________________________
Area Code and Telephone Number

________________________________________________________________________________
Tax Identification or Social Security Number(s)

* Unless otherwise indicated, it will be assumed that all Interlogix Shares held by us for your account are to be tendered.

                         PLEASE RETURN THIS FORM TO THE
                    BROKERAGE FIRM MAINTAINING YOUR ACCOUNT